SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the  appropriate  box:
[ ] Preliminary  Proxy  Statement
[X] Definitive  Proxy Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                  CBES Bancorp, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

              Bob Lipsher, Luse Lehman Gorman Pomerenk & Schick, PC
                    ----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ] $125 per Exchange Act Rules  0-11(c)(1)(ii),14a-6(i)(1),or  14a-6(j)(2).
[ ] $500 per  each  party  to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
          ......................................................................

         2) Aggregate number of securities to which transaction applies:

         .......................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         .......................................................................
         4) Proposed maximum aggregate value of transaction:

         .......................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:


2) Form, Schedule or Registration Statement No.:


3) Filing Party:


4) Date Filed:

                                                                 October 2, 2000




Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of CBES Bancorp, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders. The meeting will be held at 4:00 p.m. on October 26, 2000 at the Excelsior Springs, Missouri Community Center located at 112 Thompson Avenue, Excelsior Springs, Missouri.

         In addition to the annual stockholder vote on corporate business items, the meeting will include management's report to you on the Company's fiscal 2000 financial and operating performance.

         An important aspect of the meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon the proposals to elect two directors of the Company and to ratify the appointment of independent auditors of the Company for the fiscal year ending June 30, 2001. The Board of Directors unanimously recommends that you vote for each of the proposals.

         I encourage you to attend the meeting in person. Whether or not you attend the meeting, I hope that you will read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

         Thank you for your attention to this important matter.

                                   Sincerely,




                                   Dennis D. Hartman
                                   Chief Executive Officer

                               CBES BANCORP, INC.
                           1001 North Jesse James Road
                        Excelsior Springs, Missouri 64024
                                 (816) 630-6711

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on October 26, 2000


         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of CBES Bancorp, Inc. (the "Company") will be held at the Excelsior Springs, Missouri Community Center located at 112 Thompson Avenue, Excelsior Springs, Missouri at 4:00 p.m., local time, on October 26, 2000.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.  The election of two directors of the Company;

         2. The ratification of the appointment of KPMG LLP as the auditors of the Company for the fiscal year ending June 30, 2001;

and such other matters as may properly come before the Meeting, or any adjournments thereof. As of the date of this notice, the Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on September 15, 2000 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                      BY ORDER OF THE BOARD OF DIRECTORS




                                      Dennis D. Hartman
                                      Chief Executive Officer

Excelsior Springs, Missouri
October 2, 2000



IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT



                               CBES Bancorp, Inc.
                           1001 North Jesse James Road
                        Excelsior Springs, Missouri 64024
                                 (816) 630-6711


                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held October 26, 2000



         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of CBES Bancorp, Inc. (the "Company"), the parent company of Community Bank of Excelsior Springs, a Savings Bank (the "Bank"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Excelsior Springs, Missouri Community Center located at 112 Thompson Avenue, Excelsior Springs, Missouri on October 26, 2000, at 4:00 p.m., local time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about October 2, 2000.

         At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of two directors and the appointment of KPMG LLP as auditors for the Company.

Vote Required and Proxy Information

         All shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the director nominees and the proposal set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting and this Proxy Statement, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         As to the election of Directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         As to the ratification of KPMG LLP as independent auditors of the Company, by checking the appropriate box, a stockholder may: (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked ABSTAIN.

         Any other matters that may be brought before the Annual Meeting will be determined by majority of the votes cast, without regard to broker non-votes, or any proxies as to which a stockholder abstains. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Robert F. Kirk, Secretary, CBES Bancorp, Inc., 1001 North Jesse James Road, Excelsior Springs, Missouri 64024.

Voting Securities and Certain Holders Thereof

         Stockholders of record as of the close of business on September 15, 2000 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 869,864 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of those persons or entities known by management to beneficially own more than five percent of the Common Stock and all directors and executive officers of the Company and the Bank as a group.


                                                                                           Shares
                                                                                        Beneficially      Percent
                                 Beneficial Owner                                           Owned         of Class

CBES Bancorp, Inc. Employee Stock Ownership Plan(1)                                               81,996   9.43%
1001 North Jesse James Road
Excelsior Springs, Missouri 64024
David H. Hancock                                                                                  97,100   11.17%
12498 South 71 Highway
Grandview, Missouri 64030
First Financial Fund, Inc.                                                                      91,000(3)  10.47%
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102
Directors and executive officers of the Company                                                126,189(2)  13.85%
 and the Bank, as a group (9 persons)

------------------------

(1) The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"), 38,453 shares of which have been allocated to accounts of participants. First Bankers Trust of Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account are voted by the trustee in the same proportion as allocated shares voted by participants.

(2) Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or investment power. The amount above includes 41,816 options to purchase shares of Common Stock granted under the Company's 1997 Stock Option and Incentive Plan and 19,754 awards of shares of restricted Common Stock under the Company's Recognition and Retention Plan ("RRP") to directors and executive officers of the Company. The amount above excludes options which do not vest within 60 days of September 15, 2000.

(3) According to a Schedule 13 G filed by First Financial Fund, Inc. In addition, according to an amended Schedule 13G filed by Wellington Management Company, LLP ("Wellington"), Wellington beneficially owns 91,000 shares of the Company's Common Stock. The Schedule 13G indicates that the shares are owned by Wellington in its capacity as an investment advisor and are owned of record by clients of Wellington. The Schedule 13G discloses that First Financial Fund, Inc., a client of Wellington, is the owner of more than five percent of the Company's shares.

                       PROPOSAL I - ELECTION OF DIRECTORS


         The Company's Board of Directors is presently composed of six members, each of whom is also a director of the Bank. The Directors are divided into three classes. Directors of the Company are generally elected to serve for a three-year term which is staggered to provide for the election of approximately one-third of the directors each year. In August 1999, the Board of Directors was reduced from six to five members, following the death of director Edgar L.
Radley. In June 2000, the Board of Directors was increased from five to six members, and Dennis D. Hartman was appointed as a director to serve until the Annual Meeting. In June 2000, Mr. Hartman was also appointed Chairman of the Board and President of the Company and the Bank.

         The following table sets forth certain information regarding the Company's Board of Directors, including their terms of office and nominees for election as directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.



                                                                              Term       Shares of Common
                            Age at                                             to       Stock Beneficially      Percent
                           June 30,                             Director     Expire          Owned at             of
         Name                2000         Position(s) Held      Since(1)               September 15, 2000(2)     Class
----------------------- -------------- ----------------------- -----------            ----------------------  --------
                                    NOMINEES

Dennis D. Hartman             46       Chairman of the Board,     2000        2003                   15,836(6)     1.74%
                                       President and Chief
                                       Executive Officer
Rodney G. Rounkles            62       Director                   1984        2003                   14,214(3)     1.56

                         DIRECTORS CONTINUING IN OFFICE
Richard N. Cox                54       Director                   1992        2002                   20,935(3)     2.30
Robert E. McCrorey            59       Director                   1973        2002                   35,438(5)     3.89
Robert L. Lalumondier         60       Director                   1992        2001                    7,149(3)     0.79
Cecil E. Lamb                 71       Director                   1985        2001                   11,624(4)     1.28

-------------------------------

(1)  Includes  service as a  director  of the Bank.
(2) Includes shares held directly, as well as shares held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the named individuals may be deemed to have sole or shared voting and/or investment power. Does not include options to purchase shares of Common Stock granted under the Company's 1997 Stock Option and Incentive Plan (the "Stock Option Plan") which have not yet vested.
(3) Includes 4,100 stock options and 2,049 shares of restricted stock for Director Cox, Lalumondier and Rounkles.
(4) Includes 3,075 stock options and 2,049 shares of restricted stock for Director Lamb.

(5) Includes 7,174 stock options and 3,648 shares of restricted stock for Director McCrorey.

(6) Includes 7,789 stock options and 3,370 shares of restricted stock for Mr. Hartman.

     The business experience of each director and director nominee is set forth below. All directors have held their present positions for at least the past five years, except as otherwise indicated.

     Dennis D. Hartman. Mr. Hartman has served as the Chief Executive Officer of the Bank since July 1, 1999. In that capacity, he is responsible for overseeing the day-to-day operations of the Bank. Prior to that time, Mr. Hartman served as the Chief Financial Officer and Manager of the Bank's Accounting Department. In that capacity, he was responsible for the supervision of the Accounting Department and reporting to the regulatory authorities. He was also responsible for overseeing the Bank's asset/liability management program. Mr. Hartman joined the Bank in 1978.

     Rodney G. Rounkles. Mr. Rounkles was the plant manager of a molding products plant in Excelsior Springs, Missouri until his retirement in 1995.

     Richard N. Cox. Mr. Cox is the owner and operator of Cox Tool Co., Inc., a designer/builder of plastic molds, located in Excelsior Springs, Missouri.

     Robert E. McCrorey. Mr. McCrorey served as a loan originator for the Bank from 1993 until June 19, 2000. Prior to 1993, he served as a branch manager for a beer distributor. Mr. McCrorey also served as Chairman of the Board and President of the Company and the Bank until June 19, 2000.

     Robert L. Lalumondier. Mr. Lalumondier is the owner of Lalumondier Insurance Agency, located in Kearney, Missouri.

     Cecil E. Lamb. Mr. Lamb is a retired postmaster.

Executive Officers Who Are Not Directors

     Executive officers of the Company and the Bank are elected annually by the Board of Directors of the Company and the Bank, respectively. The business experience of the executive officers of the Company and the Bank who are not also directors are set forth below.

     Margaret E. Teegarden. Ms. Teegarden, age 51, is the Manager of the Bank's Savings Department, responsible for managing the Bank's Savings Department. Ms. Teegarden joined the Bank in 1978.

     James V. Alderson. Mr. Alderson, age 54, has served as the Manager of the Consumer Loan Department since June 1994, responsible for supervision of the Bank's consumer lending operations. Mr. Alderson has been with the Bank since 1990 and served as a loan officer until June 1994.

     Robert F. Kirk. Mr. Kirk, age 53, has served as the Chief Financial Officer and Manager of the Bank's Accounting Department since July 1, 1999. He is responsible for the supervision of the Accounting Department and reporting to regulatory authorities. He is also responsible for overseeing the Bank's asset/liability management program. Previously, Mr. Kirk served as the Controller of the Bank. Mr. Kirk joined the Bank in 1996.

Ownership Reports by Officers and Directors

     The Common Stock of the Company is registered pursuant to Section 12(g) of the 1934 Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, or 5 with the SEC disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company's review of such ownership reports, no officer, director or 10% beneficial owner of the Company failed to file ownership reports on a timely basis for the fiscal year ended June 30, 2000.

Board of Directors' Meetings and Committees

         The Board of Directors met ten times during the fiscal year ended June 30, 2000. During fiscal 2000, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         The Board of Directors of the Company has standing Audit, Nominating and Compensation Committees.

         The Company's Audit Committee is responsible for the review of the Company's annual audit report prepared by the Company's independent auditors. The review includes a detailed discussion with the independent auditors and recommendation to the full Board concerning any action to be taken regarding the audit. The current members of this committee are Directors Cox, Lalumondier, Lamb and Rounkles. The Company's Audit Committee met one time during fiscal 2000.

         The Compensation Committee is currently composed of Directors Cox, Lalumondier, Lamb and Rounkles. This Committee is responsible for evaluating the performance of the Company's principal officers and employees to determine the compensation and benefits to be paid to such persons, and for administering the Company's Stock Option Plan and RRP. This Committee met one time during fiscal 2000.

         The Nominating Committee meets annually in order to nominate candidates for membership on the Board of Directors. This committee is comprised of the board members who are not up for election. The Nominating Committee met one time during fiscal 2000.

Director Compensation

         During fiscal 2000, the Company paid directors a fee of $2,200 per annum, except for director Hartman, who received no fees. Additionally, during fiscal 2000, each director of the Bank, except for director Hartman, received a total of $9,750 in board fees plus $3,000 for serving on various committees of the Bank. Each director also receives life insurance coverage, and each director except for Messrs. Lalumondier and Lamb also receives group hospitalization, dental and prescription coverage. Messrs. Lalumondier and Lamb each received $2,856 in lieu of such coverages during fiscal 2000. Mr. McCrorey also has been paid a salary for services performed as a loan originator for the Bank until June 19, 2000.

         Stock Benefit Plans. Following approval by the Company's stockholders at the Annual Meeting of Stockholders held on October 28, 1997, each director of the Company who was not a full-time employee (5 persons) received an option to purchase 5,125 shares of Common Stock under the Company's 1997 Stock Option and Incentive Plan and an award of 2,049 shares of restricted stock under the Company's Recognition and Retention Plan. In addition, Mr. McCrorey received options to purchase 10,249 shares under the Stock Option Plan, and 4,099 shares of restricted stock under the Recognition and Retention Plan. As a result of his termination of service as an employee of the Company and the Bank in June 2000, certain awards to Mr. McCrorey in his capacity as an employee were terminated. Mr. McCrorey currently has 5,125 options to purchase shares under the Stock Option Plan, and 3,648 shares of restricted stock under the Recognition and Retention Plan.

         Director Emeritus Agreement. In order to encourage directors to remain members of the Bank's board, in February 1995 the Bank entered into Director Emeritus Agreements (the "Emeritus Agreements") with each of the directors of the Bank at that time. Pursuant to the Emeritus Agreements, upon reaching age 75, directors Lamb, Lalumondier, McCrorey, Rounkles and Cox will receive a benefit of $525, $642, $1,225, $817, and $846, respectively, per month paid monthly for ten years following retirement. Upon termination of service for disability or retirement prior to age 75, the director will receive a reduced amount pursuant to a schedule as set forth in the Emeritus Agreements, paid monthly for ten years following termination, or if earlier, until the director's recovery from disability. Upon termination following a change in control of the Bank, each director would be entitled to a lump sum payment of a reduced amount pursuant to a schedule as set forth in the Emeritus Agreement. Upon the death or termination for cause of a director, no benefits will be paid to such director. The Bank purchased life insurance to finance the benefits that would be payable to five of the six directors. The Bank accrued expenses during fiscal 2000 in the aggregate amount of $12,109 for the Emeritus Agreements.

Supervisory Agreement

         On August 4, 2000, the Bank entered into a Supervisory Agreement with the Office of Thrift Supervision (the "OTS"). By signing the Supervisory Agreement, the Bank has agreed to take certain actions in response to concerns raised by the OTS. The Supervisory Agreement provides that the Bank shall take necessary and appropriate actions to achieve compliance with various OTS regulations related to lending standards, lending limitations, classification of assets, appraisal standards and other matters. The Supervisory Agreement provides that the Bank take certain corrective steps to improve its internal asset review program. The Supervisory Agreement requires the Bank to establish adequate allowance for loan losses, and not to reduce the balance of the allowance for loan losses without prior notice of no objection from the OTS. The Supervisory Agreement also provides that the Bank refrain from making any new loan commitments with new builders or subdivision developments without prior OTS approval. The Bank is also prohibited from increasing the number of loans to current builders or subdivision developments without prior OTS approval.

         In addition, the Supervisory Agreement provides that the Board of Directors of the Bank must develop or revise its written policies and procedures relating to real estate appraisals, loan underwriting and credit administration, lending limits and related matters. The Supervisory Agreement also provides that the Bank shall revise its internal audit procedures, shall update its contingency disaster recovery plan, shall establish and implement certain budgetary procedures and shall revise its bonus program. The Supervisory Agreement also provides that the Bank shall refrain from making capital distributions without OTS approval.

         The Supervisory Agreement is considered a formal written agreement with the OTS. Failure to comply with the Supervisory Agreement can lead to further enforcement actions by the OTS. The Bank believes that it can comply with the Supervisory Agreement and is currently taking the necessary steps to do so. Compliance with the Supervisory Agreement is not expected to have a materially adverse impact on the operations or the financial condition of the Bank. However, the restrictions imposed on the Bank's construction and commercial real estate lending activities may cause a significant decrease in the Bank's activities in these areas. The Supervisory Agreement will remain in effect until terminated by the OTS.

Executive Compensation

         The Company has not paid any compensation to its executive officers since its formation. However, the Company does reimburse the Bank for services performed on behalf of the Company by its officers. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

         The following table sets forth the compensation paid or accrued by the Bank for services rendered by Dennis D. Hartman, the Chief Executive Officer of the Bank during fiscal 2000. Except for Mr. Hartman, no executive officer earned in excess of $100,000 during fiscal 2000, 1999 or 1998.


                           SUMMARY COMPENSATION TABLE
                                                                               Long-Term Compensation
                                              Annual Compensation                      Awards

                                                                 Other
                                                                Annual      Restricted Stock  Options/       All Other
    Name and Principal      Fiscal     Salary      Bonus     Compensation       Award(s)        SARs       Compensation
          Position           Year       ($)         ($)         ($)(1)            ($)           (#)             ($)
===========================================================================================================================
Dennis D. Hartman            2000     $67,304     $5,548         $---          $11,782(2)      --(3)         $7,683(4)
  Chief Executive Officer    1999     $45,545     $5,271         $---          $12,685(2)      --(3)        $11,142(4)
                             1998     $43,550     $4,449         $---          $14,996(2)     9,737(3)      $17,230(4)

--------------------
(1) Mr. Hartman did not receive any additional benefits or perquisites which, in the aggregate, exceeded 10% of his salary and bonus or $50,000.

(2) Based upon approximately 779 shares of restricted stock which vested in each of fiscal 2000, fiscal 1999 and fiscal 1998 at an assumed price of $15.13, $16.06 and $19.25 per share, respectively. On October 28, 1997, pursuant to the Company's Recognition and Retention Plan, Mr. Hartman was awarded 3,895 shares of restricted stock. The market value per share of the Common Stock was $19.25 on the date of the grant, and the aggregate value of 3,895 shares at $19.25 per share totals $74,979. Such awards vest in equal installments at a rate of 20% per year beginning on October 28, 1997, the date of grant, unless otherwise determined by the Board. Awards will be 100% vested upon termination of employment due to death or disability, or following a change of control. The aggregate value of the 3,895 shares of restricted stock awarded to Mr. Hartman, including both vested and unvested shares, as of June 30, 2000 was $58,931, based upon a closing price of $15.13 per share on June 30, 2000.

(3) On October 28, 1997, pursuant to the Company's Stock Option Plan, Mr. Hartman was awarded options to purchase 9,737 shares of Common Stock. Such options vest in equal installments at a rate of 20% per year commencing on the date of grant. The exercise price of such options is $19.25, the fair market value of the underlying shares on October 28, 1997, the date of grant.

(4) Includes $7,378 contributed under the ESOP for the benefit of Mr. Hartman, and $305 contributed under the Bank's 401K Plan for the benefit of Mr. Hartman in fiscal 2000; includes $10,855 contributed under the ESOP for the benefit of Mr. Hartman, and $287 contributed under the Bank's 401K Plan for the benefit of Mr. Hartman in fiscal 1999; includes $16,937 contributed under the ESOP for the benefit of Mr. Hartman, and $293 contributed under the Bank's 401K Plan for the benefit of Mr. Hartman in fiscal 1998.



Stock Options

         The Board of Directors of the Company has adopted the Stock Option Plan, which has been approved by the stockholders. Certain directors, officers and employees of the Bank and the Company are eligible to participate in the Stock Option Plan. The Stock Option Plan is administered by a committee of outside directors (the "Committee"). The Stock Option Plan authorizes the grant of stock options equal to 102,495 shares of Common Stock. The Stock Option Plan provides, among other things, for the grant of options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code, and options that do not so qualify ("nonstatutory options"). For information regarding options granted to directors under the Stock Option Plan, see "Director Compensation--Stock Benefit Plans," herein. Options must be exercised within 10 years from the date of grant. The exercise price of the options must be at least 100% of the fair market value of the underlying Common Stock at the time of the grant.

         No options were granted under the Stock Option Plan to the named executive officer during the year ended June 30, 2000.

         Set forth below is certain additional information concerning options outstanding to the named executive officer at June 30, 2000. No options were exercised during fiscal 2000.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES
=========================================================================================================================

                                                                     Number of Unexercised      Value of Unexercised In-
                                                                           Options at             The-Money Options at
                              Shares Acquired         Value             Fiscal Year-End               Year-End (1)
           Name                Upon Exercise        Realized
                                                                   Exercisable/Unexercisable   Exercisable/Unexercisable
                                                                              (#)                         ($)
Dennis D. Hartman                   --                 $--                        5,841/3,896             0/0


---------------------------  -----------------  -----------------  --------------------------  --------------------------

------------------------------------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on June 30, 2000, at which date the most recent sales price of the Common Stock as reported on the Nasdaq SmallCap Market was $15.13.

Severance Agreements

         The Bank entered into an employment agreement effective upon consummation of the conversion with Dennis D. Hartman providing for a term of two years. Mr. Hartman currently serves as the Bank's Chief Executive Officer, and served as the Bank's Chief Financial Officer following the conversion until June 1999. The contract provided for payment to the employee for the remaining term of the contract unless the employee is terminated "for cause." The employment agreement's term expired in September 1999.

         On March 24, 1998, the Bank entered into a severance agreement with Dennis D. Hartman, effective upon termination of the employment agreement ( September 1999) previously entered into upon the conversion of the Bank from mutual to stock form. The severance agreement provides for a term of three years. The agreement provides for the payment of benefits in the event of a change in control of the Bank or the Company during the term of the contract unless the executive is "terminated for cause." The severance agreement provides for annual extensions for one additional year, but only upon express authorization by the Board of Directors at the end of each year.

         In the event there is a change in control of the Bank or Company, as defined in the agreement, and if employment terminates involuntarily, as defined in the agreement, in connection with such change in control or within 12 months thereafter, the severance agreement provides for a payment equal to 2.99 times Mr. Hartman's base amount of compensation as defined in Section 280G of the Code. In addition to the severance payment, Mr. Hartman would be entitled to receive health benefits for the remaining term of the agreement. Notwithstanding any provision to the contrary in the severance agreement, payments under the severance agreement are limited so that they will not constitute an excess parachute payment under Section 280G of the Code. Assuming a change in control were to take place as of June 30, 2000, the aggregate amounts payable to Mr.
Hartman pursuant to this change in control provision would be approximately $173,135.

         In March 1998, the Bank entered into a severance agreement with Ms. Teegarden. This agreement provides for a term of two years and a change of control payment on involuntary termination equal to 150% of the executive's salary during the preceding calendar year including bonuses and any other cash compensation paid. This agreement is otherwise similar to the severance agreement with Mr. Hartman.

Salary Continuation Agreements

         In order to encourage the Bank's Chief Executive Officer to remain an employee of the Bank, the Bank entered into a Salary Continuation Agreement (the "Agreement") in February 1995 with Mr. Hartman. Pursuant to the Agreement, upon retirement on or after reaching age 65, Mr. Hartman would receive a monthly benefit of $1,897 paid monthly for 15 years following retirement. Upon termination of service for disability or retirement prior to age 65, Mr.

Hartman would receive a reduced amount pursuant to a schedule set forth in the Agreement, paid monthly for 15 years following termination or, if earlier, until Mr. Hartman's recovery from disability. Upon termination following a change in control of the Bank, Mr. Hartman would be entitled to a lump sum payment of a reduced amount pursuant to a schedule set forth in the Agreement. The Agreement provides for a death benefit if Mr. Hartman dies while in active service of the Bank equal to the amount that would be paid to Mr. Hartman upon serving until age 65. If Mr. Hartman dies after benefit payments commence but before receiving all payments, the Bank will pay the remaining benefits at the same time and in the same amounts they would have been paid had Mr. Hartman survived. The Bank purchased life insurance on Mr. Hartman whereby the Bank is the beneficiary in order to offset the expected payments to Mr. Hartman. The Bank accrued expenses during fiscal 2000 in the amount of $7,890 for the Agreement. The Bank has also entered into Salary Continuation Agreements with Mr. Alderson and Ms. Teegarden. These agreements are similar to the Agreement with Mr. Hartman, although providing for lower payments.

Certain Transactions

         The Bank has followed a policy of granting consumer loans and loans secured by one- to four-family real estate to officers, directors and employees. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions as those of comparable transactions with other persons prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features.

         All loans by the Bank to its directors and executive officers are subject to OTS regulations restricting loan and other transactions with affiliated persons of the Bank. Federal law generally requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates, subject to limited exceptions. However, recent regulations now permit executive officers and directors to receive the same terms on loans through plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Loans to all directors, executive officers, and their associates totaled $339,149 at June 30, 2000, which was 2.1% of the Company's stockholders' equity at that date. All loans to directors and officers were performing in accordance with their terms at June 30, 2000.

              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed KPMG LLP, independent accountants, to be the Company's auditors for the fiscal year ending June 30, 2001, subject to the ratification of the appointment by the Company's shareholders. Representatives of KPMG LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.


                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office located at 1001 North Jesse James Road, Excelsior Springs, Missouri 64024, no later than June 5, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

         Under the Company's By-laws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than 90 days in advance of such meeting, subject to certain exceptions) by the Secretary of the Company. The notice must include certain information as specified in the Company's bylaws.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.



Excelsior Springs, Missouri
October 2, 2000

                               CBES BANCORP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                October 26, 2000


      The undersigned hereby appoints Richard N. Cox and Cecil E. Lamb, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of CBES Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Excelsior Springs, Missouri Community Center, located at 112 Thompson Avenue, Excelsior Springs, Missouri on October 26, 2000 at 4:00 p.m. and at any and all adjournments and postponements thereof.

1. The election as directors of all nominees listed below (except as marked to the contrary):

                 [_]FOR                             [_]VOTE WITHHELD

      INSTRUCTION:            To withhold your vote for any individual nominee,
                              strike a line in that nominee's name below.

                 [_]DENNIS D. HARTMAN               [_]RODNEY G. ROUNKLES

2. The ratification of the appointment of KPMG LLP as auditors for the Company for the fiscal year ending June 30, 2001.

                 [_]FOR   [_]AGAINST       [_]ABSTAIN

      In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

      THIS  PROXY  WILL  BE  VOTED  AS  DIRECTED,  BUT  IF NO  INSTRUCTIONS  ARE
SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO BUSINESS, OTHER THAN AS DESCRIBED IN THE COMPANY'S NOTICE OF THE MEETING AND PROXY STATEMENT, TO BE PRESENTED AT THE MEETING.

                            The Board of Directors recommends a vote "FOR" the proposal and the election of the nominees listed above.


                                    (Continued and to be SIGNED on Reverse Side)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

      The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Report to Stockholders.





Dated:                       , 2000
        ---------------------             --------------------------------------
                                          Signature of Stockholder
                                          Please sign exactly as your name(s)
                                          appear(s) to the left.  When signing
                                          as attorney, executor, administrator,
                                          trustee or guardian, please give your
                                          full title.  If shares are held
                                          jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE